[Execution]

Exhibit (10.30)

INTERCREDITOR AGREEMENT

Dated as of

February 26, 2021

Among

BANK OF AMERICA, N.A.,

as Representative with respect to the ABL Credit Agreement,

BANK OF AMERICA, N.A.,

as Representative with respect to the LC Credit Agreement,

EASTMAN KODAK COMPANY

and

THE OTHER GRANTORS PARTY HERETO

SECTION 6.	Matters Relating to Loan Documents.	28

6.1	General.	28
6.2	Restrictions on Refinancings.	29
6.3	Restrictions on Amendments, Supplements and Modifications.	29
SECTION 7.	Reserved.	30

SECTION 8.	Reliance; Waivers; etc.	30

8.1	Reliance	30
8.2	No Warranties or Liability	30
8.3	No Waivers	30
SECTION 9.	Obligations Unconditional.	31

SECTION 10.	Additional LC Secured Obligations and LC Secured Obligations.	31

SECTION 11.	Miscellaneous.	32
11.1	Conflicts	32
11.2	Continuing Nature of Provisions	32
11.3	Amendments; Waivers.	32
11.4	Information Concerning Financial Condition of the Borrower and the other Grantors	33
11.5	Term Loan Intercreditor Agreement	33
11.6	Applicable Law	33
11.7	Jurisdiction; Consent to Service of Process; Process Agent.	33
11.8	Notices	34
11.9	Successors and Assigns	34
11.10	Headings	34
11.11	Severability	34
11.12	Counterparts; Integration; Effectiveness	34
11.13	Waiver of Jury Trial	34
11.14	Additional Grantors	35

iii

INTERCREDITOR AGREEMENT

INTERCREDITOR AGREEMENT (this “Agreement”), dated as of February 26, 2021, among BANK OF AMERICA, N.A. (“BofA”), as Representative with respect to the ABL Credit Agreement and BANK OF AMERICA, N.A., as Representative with respect to the LC Credit Agreement, Eastman Kodak Company (the “Borrower”), and each of the other Grantors party hereto.

WHEREAS, the Borrower, the lenders party thereto and BofA, as administrative agent (in such capacity, the “ABL Agent”) are parties to that certain Second Amended and Restated Credit Agreement, dated as of May 26, 2016 (as amended and restated as of May 24, 2019 and on or about the date hereof, and as the same may be further amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof, the “ABL Credit Agreement”), pursuant to which such lenders (the “ABL Lenders”) have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, the Borrower, the lenders party thereto (the “LC Lenders”) and BofA, as administrative agent (in such capacity, the “LC Agent”) are parties to that certain Letter of Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof, the “LC Credit Agreement”), pursuant to which the issuing bank thereunder has agreed to provide letters of credit to the Borrower and the lenders have agreed to participate therein; and

WHEREAS, the Grantors and the ABL Agent are parties to that certain Security Agreement dated as of May 26, 2016 (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof, the “ABL Security Agreement”), pursuant to which such Grantors have granted Liens on their assets securing the ABL Secured Obligations; and

WHEREAS, the Grantors and the LC Agent are parties to that certain Security Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof, the “LC Security Agreement”), pursuant to which such Grantors have granted Liens on their assets securing the LC Secured Obligations; and

WHEREAS, it is the desire of the parties hereto to set forth their respective rights and priorities with respect to the Common Collateral;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1.Definitions; Other Interpretive Provisions.

1.1Definitions.  The following terms, as used herein, have the following meanings:

“ABL Agent” has the meaning set forth in the recitals of this Agreement; provided that the term “ABL Agent” shall also mean the Representative for the holders of any indebtedness outstanding under any Replacement ABL Credit Agreement then extant (and, if more than one ABL Agent exists at any time, “ABL Agent” shall be deemed to be a collective reference to each ABL Agent).

“ABL Credit Agreement” has the meaning set forth in the recitals of this Agreement; provided that the term “ABL Credit Agreement” shall also include any Replacement ABL Credit Agreement, as such Replacement ABL Credit Agreement may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“ABL Lenders” has the meaning set forth in the recitals of this Agreement.

“ABL Loan Documents” means (a) the “Loan Documents” as defined in the ABL Credit Agreement or (b) the “Loan Documents” (or any comparable term) as defined in any Replacement ABL Credit Agreement, as the case may be.

“ABL Priority Collateral” means any and all present and future right, title and interest of the Grantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located to the extent constituting Common Collateral:

(a)cash and cash equivalents (including instruments that are intended to approximate the foregoing, but excluding the LC Priority Collateral),

(b)accounts and payment intangibles other than accounts and payment intangibles which constitute identifiable proceeds of Term Loan Priority Collateral,

(c)machinery and equipment, and related assets (including chattel paper),

(d)inventory and related assets (including chattel paper), and non-exclusive licenses on the owned intellectual property relating to such inventory,

(e)payments under business interruption insurance policies,

(f)intercompany advances made by any Grantor to any other Grantor or to any Subsidiary of the Borrower,

(g)all deposit accounts and securities accounts (other than deposit accounts and securities accounts maintained exclusively for identifiable proceeds of Term Loan Priority Collateral and other than deposit accounts or securities accounts constituting LC Priority Collateral), provided, that, to the extent that identifiable proceeds of Term Loan Priority Collateral are deposited in any such deposit accounts or securities accounts, such identifiable proceeds shall constitute Term Loan Priority Collateral,

(h)all books, records and documents to the extent relating to the foregoing and to the other ABL Priority Collateral (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing), and lockbox and deposit accounts into which any such proceeds are paid or transferred,

(i)to the extent evidencing, governing, securing or otherwise reasonably related to any of the foregoing and the other ABL Priority Collateral, all documents, documents of title, general intangibles (other than intellectual property except to the extent expressly provided in clause (d) above), guarantees, instruments, investment property, commercial tort claims, letters of credit, supporting obligations and letter of credit rights, and

(j)all substitutions, replacements, accessions, products and proceeds (including insurance proceeds) of any of the foregoing in whatever form received, including claims against third parties.

“ABL Priority DIP Financing” has the meaning specified in Section 5.2(a).

“ABL Secured Obligations” means all “Secured Obligations” (or comparable term) as defined in the ABL Credit Agreement (including, for the avoidance of doubt, in any Replacement ABL Credit Agreement).

“ABL Secured Parties” means holders from time to time of the ABL Secured Obligations.

“ABL Security Agreement” has the meaning set forth in the recitals of this Agreement; provided that if a Replacement ABL Credit Agreement is in effect, “ABL Security Agreement” shall be deemed to be a reference to each agreement pursuant to which Liens have been granted to secure obligations under the Replacement ABL Credit Agreement, in each case, as such agreement may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Additional Debt” has the meaning specified in Section 11.3(b).

“Adequate Protection Liens” means any Liens granted in any Insolvency Proceeding to any Secured Party as adequate protection of the Secured Obligations held by such Secured Party.

“Agent” means, as the context may require, any of the ABL Agent and the LC Agent.

“Bank Product Obligations” has the meaning specified in the ABL Credit Agreement as in effect on the date hereof.

“Bank Products Obligations Agreements” has the meaning specified in the ABL Credit Agreement as in effect on the date hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“BofA” has the meaning set forth in the preamble of this Agreement.

“Borrower” has the meaning set forth in the preamble of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized ore required by law to remain closed.

“Class” refers to the determination (a) in relation to any particular Type of Common Collateral, (i) with respect to any Secured Obligations, whether such Secured Obligations are First Priority Obligations or Second Priority Obligations and (ii) with respect to any Secured Party, whether such Secured Party is a First Priority Secured Party or a Second Priority Secured Party and (b) in relation to any Secured Obligations, whether such Secured Obligations are LC Secured Obligations or Term Loan Secured Obligations.

“Common Collateral” means all assets of the Grantors on which Liens have been granted (or purported to be granted) pursuant to the Loan Documents to secure more than one Class of Secured Obligations, whether or not any such Liens are avoided, invalidated, lapsed or unperfected.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Grantor, as applicable.

“DIP Financing” means an ABL Priority DIP Financing or a LC Priority DIP Financing.

“Enforcement Action” means, with respect to any Class of Secured Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under the Loan Documents governing such Class, or applicable law, including, without limitation, the exercise of any rights of set-off, recoupment or credit bidding, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code (including credit bidding rights) or other similar creditors’ rights, bankruptcy, insolvency, reorganization or similar laws of any applicable jurisdiction. For the avoidance of doubt, none of the following shall be deemed to constitute an “Enforcement Action”: (a) the filing in bankruptcy court of a proof of claim or a motion seeking adequate protection to the extent permitted herein; (b) the collection or application of, or the delivery of any activation notice (or revocation of such activation notice) with respect to, funds from time to time on deposit in any deposit account or securities account representing ABL Priority Collateral, (c) the consent by a Secured Party to a sale or other disposition by any Grantor of any of its assets or properties, (d) the reduction of advance rates or sub-limits by the ABL Agent and the ABL Lenders, (e) the imposition of reserves or change in eligibility standards or criteria by the ABL Agent, or (f) the imposition of the default rate of interest in respect of any or all of the ABL Secured Obligations or the LC Secured Obligations.

“Enforcement Expenses” means all out-of-pocket costs, expenses or fees (including fees incurred by an ABL Agent or LC Agent, as applicable, or any attorneys, appraisers, collection agents or other agents or consultants retained by such Agent) that any such Agent or any other Secured Party (to the extent such costs, expenses or fees are reimbursable under the terms of the ABL Credit Agreement or the LC Credit Agreement, as applicable) may suffer or incur after the occurrence of an “Event of Default” under the ABL Credit Agreement or LC Credit Agreement, as applicable, on account or in connection with the enforcement of this Agreement, including (a) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Common Collateral, (b) the settlement or satisfaction of any prior Lien or other encumbrance upon any Common Collateral or (c) the enforcement of any of the ABL Loan Documents or the LC Loan Documents, as the case may be. Enforcement Expenses shall not be excluded from First Priority Obligations regardless of whether such amounts are added to the principal balance of the loans pursuant to the Loan Documents governing the First Priority Obligations.

“First Priority Documents” means, with respect to any Type of Common Collateral, the Loan Documents governing the related First Priority Obligations.

“First Priority Lien” means any Lien on any Type of Common Collateral securing any First Priority Obligation.

“First Priority Obligations” means, subject to Section 1.3, (i) with respect to the ABL Priority Collateral, the ABL Secured Obligations and (ii) with respect to the LC Priority Collateral, the LC Secured Obligations. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a voidable transfer, fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.  Enforcement Expenses shall not be excluded from First Priority Obligations regardless of whether such amounts are added to the principal balance of the loans pursuant to the Loan Documents governing the applicable First Priority Obligations.

“First Priority Obligations Payment Date” means (a) with respect to the ABL Priority Collateral, the date of written notice by the ABL Agent to LC Agent of the Payment in Full of ABL Secured Obligations and (b) with respect to the LC Priority Collateral, the date of written notice by LC Agent to the ABL Agent of the Payment in Full of LC Secured Obligations. For the avoidance of doubt, a Refinancing of First Priority Obligations with respect to any Type of Common Collateral that is permitted hereby shall not give rise to the First Priority Obligations Payment Date with respect to such Common Collateral unless the terms thereof expressly so provide with reference to this Agreement.

“First Priority Representative” means (a) with respect to the ABL Priority Collateral, the ABL Agent and (b) with respect to the LC Priority Collateral, the LC Agent.

“First Priority Secured Parties” means, with respect to each Type of Common Collateral, the First Priority Representative and the holders of the First Priority Obligations.

“First Priority Security Documents” means each agreement or document granting or purporting to grant a Lien on any Common Collateral to secure First Priority Obligations.

“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex II, appropriately completed.

“Grantors” means the Borrower and each Subsidiary of the Borrower that has at any time granted a Lien on any assets that constitute Common Collateral to secure any of the Secured Obligations.

“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding in respect of bankruptcy, insolvency, winding up, receivership, liquidation, reorganization, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law, (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties, (c) any liquidation, dissolution, reorganization or winding up whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any other marshalling of assets and liabilities of any Person.

“Intellectual Property Collateral” has the meaning specified in the ABL Security Agreement as in effect on the date hereof.

“LC Agent” has the meaning set forth in the recitals of this Agreement; provided that the term “LC Agent” shall also mean the Representative for the holders of any indebtedness outstanding under any Replacement LC Credit Agreement then extant (and, if more than one LC Agent exists at any time, “LC Agent” shall be deemed to be a collective reference to each LC Agent).

“LC Credit Agreement” has the meaning set forth in the recitals of this Agreement; provided that the term “LC Credit Agreement” shall also include any Replacement LC Credit Agreement, as such Replacement LC Credit Agreement may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“LC Lenders” has the meaning set forth in the recitals of this Agreement.

“LC Loan Documents” means (a) the “Loan Documents” as defined in the LC Credit Agreement or (b) the “Loan Documents” (or any comparable term) as defined in any Replacement LC Credit Agreement, as the case may be.

“LC Priority Collateral” means (a) the “Cash Collateral Account” as defined in the LC Credit Agreement, (b) all of the sums from time to time in the Cash Collateral Account (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein or credited thereto), (c) any securities, instruments, financial assets, investment property, and any other property credited to the Cash Collateral Account, or issued in replacement of or in substitution or exchange for any of the foregoing, (d) any and all proceeds and products of any thereof and any interest, dividend or income accrued or earned thereon, any additions, substitutions or renewals thereof, and any other amounts held in the Cash Collateral Account, whether now or hereafter existing or arising, and (e) any books and records relating thereto, and any proceeds of the foregoing (including any cash interest, income, or dividends with respect to the foregoing).

“LC Priority DIP Financing” has the meaning specified in Section 5.2(b).

“LC Secured Obligations” means all “Secured Obligations” (or comparable term) as defined in the LC Credit Agreement (including, for the avoidance of doubt, in any Replacement LC Credit Agreement).

“LC Secured Parties” means holders from time to time of the LC Secured Obligations.

“LC Security Agreement” has the meaning set forth in the recitals of this Agreement; provided that if a Replacement LC Credit Agreement is in effect, “LC Security Agreement” shall be deemed to be a reference to each agreement pursuant to which Liens have been granted to secure obligations under the Replacement LC Credit Agreement, in each case, as such agreement may be amended, amended and restated, supplemented or otherwise modified in accordance with the terms hereof and thereof.

“Lien” means any lien, security interest, hypothecation, hypothec or other charge or encumbrance of any kind on the property of a Person, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property; provided the term “Lien” shall not include any license of intellectual property.

“Loan Document” means any of the ABL Loan Documents and the LC Loan Documents.

“Maximum Obligations Amount” means

(a)with respect to the principal amount of LC Secured Obligations (i) $50,000,000 (which amount shall be increased by the amount of all interest, fees, costs, expenses, indemnities and other amounts accrued or charged with respect to any of the LC Secured Obligations as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the LC Secured Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding plus (ii) the principal amount of any LC Priority DIP Financing, provided, that, (A) the sum of (1) the aggregate principal amount of such LC Priority DIP Financing and (2) the aggregate principal amount of LC Secured Obligations outstanding pursuant to clause (a)(i) above on the date of the commencement of any Insolvency Proceeding does not exceed $55,000,000 and (B) notwithstanding anything in this clause (a) to the contrary, for purposes of determining whether the maximum principal amounts in this clause (a) have been exceeded, the principal amount of LC Secured Obligations arising as a result of payment of interest in kind or Enforcement Expenses shall be disregarded, and any such principal amounts arising as a result of payment of interest in kind or Enforcement Expenses shall be deemed to be included in the Maximum Obligations Amount; and

(b)with respect to the principal amount of ABL Secured Obligations, together with the undrawn face amount of and unreimbursed drawings with respect to letters of credit constituting ABL Secured Obligations, (i) $115,000,000 (which amount shall be increased by the amount of all interest, fees, costs, expenses, indemnities and other amounts accrued or charged with respect to any of the ABL Secured Obligations as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the LC Secured Obligations and including the same as would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency Proceeding) plus (ii) the aggregate amount of Bank Product Obligations (or a comparable term in any Replacement ABL Credit Agreement) constituting ABL Secured Obligations, plus (iii) the principal amount of any ABL Priority DIP Financing, provided, that, (A) the sum of (1) the aggregate principal amount of such ABL Priority DIP Financing and (2) the aggregate principal amount of ABL Secured Obligations outstanding pursuant to clause (b)(i) above on the date of the commencement of any Insolvency Proceeding does not exceed $201,000,000 and (B) notwithstanding anything in this clause (b) to the contrary, for purposes of determining whether the maximum principal amounts in this clause (a) have been exceeded, the principal amount of ABL Secured Obligations arising as a result of payment of interest in kind or Enforcement Expenses shall be disregarded, and any such principal amounts arising as a result of payment of interest in kind or Enforcement Expenses shall be deemed to be included in the Maximum Obligations Amount;

Plus, in the case of a Refinancing of any of the foregoing permitted pursuant to this Agreement and in the case of each of clauses (a) and (b), an amount equal to accrued and unpaid interest on, and premium with respect to, the obligations being Refinanced and other reasonable and customary fees and expenses incurred in connection with such Refinancing.

“Mortgage” means any mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modifications and any other agreement, document or instrument pursuant to which any Lien on real property is granted to secure any Secured Obligations or under which rights or remedies with respect to any such Lien are governed.

“Payment in Full of ABL Secured Obligations” means, subject to Sections 5.5 and 6.2 hereof:

(a)the payment in full in cash of the principal and interest (including any interest which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) constituting ABL Secured Obligations, provided, that, for purposes of the definition of the term “First Priority Obligations Payment Date” as to the LC Secured Obligations, and for purposes of Section 4.1 hereof if the sum of: (i) the aggregate principal amount of indebtedness outstanding under the ABL Credit Agreement, plus (ii) the aggregate face amount of any letters of credit issued but not reimbursed under the ABL Credit Agreement are, in the aggregate for amounts described in clauses (i) and (ii) in excess of the Maximum Obligations Amount for the ABL Secured Obligations, then only the portion of the aggregate principal amount of ABL Secured Obligations (excluding, for the avoidance of doubt, any obligations under Bank Product Obligations) not in excess of the Maximum Obligations Amount for the ABL Secured Obligations shall be deemed to be “ABL Secured Obligations” for purposes of this clause (a);

(b)the payment in full in cash of all other ABL Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than obligations described in clause (c) below;

(c)(i) the delivery to ABL Agent, or at ABL Agent’s option, each Issuing Bank (as such term is defined in the ABL Credit Agreement) of cash collateral, or at ABL Agent’s option, the delivery to ABL Agent of a letter of credit payable to ABL Agent (or at ABL Agent’s option, such Issuing Bank) issued by a bank reasonably acceptable to ABL Agent (or if issued to such Issuing Bank, a bank reasonably acceptable to such Issuing Bank) in form and substance reasonably satisfactory to ABL Agent (or if issued to such Issuing Bank, in form and substance reasonably acceptable to such Issuing Bank), in either case in respect of letters of credit, banker’s acceptances or similar or related instruments issued under the ABL Loan Documents (in such amount as required by the ABL Loan Documents but not to exceed one hundred three percent (103%) of the amount of such letters of credit, banker’s acceptances or similar or related instruments), (ii) the delivery of cash collateral in respect of Bank Product Obligations owing to any ABL Secured Party (or, at the option of the ABL Secured Party with respect to such Bank Product Obligations, the termination of the applicable Bank Product Obligations and the payment in full in cash of the ABL Secured Obligations due and payable in connection with such termination or the execution and implementation of alternative arrangements reasonably satisfactory to the applicable ABL Secured Party), and (iii) the delivery of cash collateral to ABL Agent, or at ABL Agent’s option, the delivery to ABL Agent of a letter of credit payable to ABL Agent issued by a bank reasonably acceptable to ABL Agent in form and substance reasonably satisfactory to ABL Agent, in respect of contingent ABL Secured Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to an ABL Secured Party at the time, of which such ABL Secured Party has informed ABL Agent and Grantors and which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to any ABL Secured Party for which such ABL Secured Party is entitled to indemnification by any Grantor;

(d)the termination of the commitments of the ABL Lenders and the financing arrangements provided by ABL Agent and the ABL Lenders to Grantors under the ABL Loan Documents.

“Payment in Full of LC Secured Obligations” means, subject to Sections 5.5 and 6.2 hereof:

(a)the payment in full in cash of the principal and interest (including any interest which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case) constituting LC Secured Obligations, provided, that, for purposes of the definition of the term “First Priority Obligations Payment Date” as to the LC Secured Obligations, and for purposes of Section 4.1 hereof if the sum of: (i) the aggregate principal amount of indebtedness outstanding under the LC Credit Agreement, plus (ii) the aggregate face amount of any letters of credit issued but not reimbursed under the LC Credit Agreement are, in the aggregate for amounts described in clauses (i) and (ii) in excess of the Maximum Obligations Amount for the LC Secured Obligations, then only the portion of the aggregate principal amount of LC Secured Obligations  not in excess of the Maximum Obligations Amount for the LC Obligations shall be deemed to be “LC Secured Obligations” for purposes of this clause (a);

(b)the payment in full in cash of all other LC Secured Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including any such amounts which would accrue and become due but for the commencement of an Insolvency Proceeding, whether or not such amounts are allowed or allowable in whole or in part in such case), other than obligations described in clause (c) below;

(c)(i) the delivery to LC Agent, or at LC Agent’s option, each Issuing Bank (as such term is defined in the LC Credit Agreement) of cash collateral, or at LC Agent’s option, the delivery to LC Agent of a letter of credit payable to LC Agent (or at LC Agent’s option, such Issuing Bank) issued by a bank reasonably acceptable to LC Agent (or if issued to such Issuing Bank, a bank reasonably acceptable to such Issuing Bank) in form and substance reasonably satisfactory to LC Agent (or if issued to such

Issuing Bank, in form and substance reasonably acceptable to such Issuing Bank), in either case in respect of letters of credit, banker’s acceptances or similar or related instruments issued under the LC Loan Documents equal to the amount by which the amount of the cash collateral held as LC Priority Collateral is less than one hundred three percent (103%) of the amount of the LC Secured Obligations with respect to such letters of credit, banker’s acceptances or similar or related instruments, if any and (ii) the delivery of cash collateral to LC Agent, or at LC Agent’s option, the delivery to LC Agent of a letter of credit payable to LC Agent issued by a bank reasonably acceptable to LC Agent in form and substance reasonably satisfactory to LC Agent, in respect of contingent LC Secured Obligations for which a claim or demand for payment has been made at such time or in respect of matters or circumstances known to a LC Secured Party at the time, of which such LC Secured Party has informed LC Agent and Grantors and which are reasonably expected to result in any loss, cost, damage or expense (including attorneys’ fees and legal expenses) to any LC Secured Party for which such LC Secured Party is entitled to indemnification by any Grantor;

(d)the termination of the commitments of the LC Lenders and the financing arrangements provided by LC Agent and the LC Lenders to Grantors under the LC Loan Documents.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited or unlimited liability company or other entity, or a government or any political subdivision or agency thereof.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Recovery” has the meaning specified in Section 5.5(a).

“Refinance” means, in respect of any indebtedness, to extend, refinance, renew or replace, defease or refund such indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Replacement ABL Credit Agreement” means (a) any replacement credit agreement entered into by the Grantors (or any of them) to Refinance, in whole but not in part, the indebtedness outstanding under the then-extant ABL Credit Agreement or (b) in the event that no indebtedness is outstanding under the then-extant ABL Credit Agreement, any replacement credit agreement entered into by the Grantors (or any of them), so long as, in the case of each of clauses (a) and (b), the commitments under the then-extant ABL Credit Agreement shall have also been terminated or in the case of any letters of credit or Bank Products Obligations Agreements, terminated, backstopped or cash collateralized; provided that (i) the incurrence of such indebtedness and the Liens securing such indebtedness is permitted by (A) the then-extant LC Loan Documents and (B) this Agreement (including, without limitation, Section 6.2), (ii) the Borrower shall have designated the Representative of the holders of the indebtedness under such replacement credit agreement as the “ABL Agent” by delivering a writing to such effect to the LC Agent, (iii) the provisions of Section 6.2(a) of this Agreement shall have been complied with and (iv) the Borrower shall have delivered to the LC Agent an officer’s certificate certifying that the preceding conditions have been satisfied.

“Replacement LC Credit Agreement” means (a) any replacement credit agreement entered into by the Grantors (or any of them) to Refinance, in whole but not in part, the indebtedness outstanding under the then-extant LC Credit Agreement or (b) in the event that no indebtedness is outstanding under the then-extant LC Credit Agreement, any replacement credit agreement entered into by the Grantors (or any of them), so long as, in the case of each of clauses (a) and (b), the commitments under the then-extant LC

Credit Agreement shall have also been terminated or in the case of any letters of credit terminated, backstopped or cash collateralized; provided that (i) the incurrence of such indebtedness and the Liens securing such indebtedness is permitted by (A) the then-extant ABL Loan Documents and (B) this Agreement (including, without limitation, Section 6.2), (ii) the Borrower shall have designated the Representative of the holders of the indebtedness under such replacement credit agreement as the “LC Agent” by delivering a writing to such effect to the ABL Agent, (iii) the provisions of Section 6.2(a) of this Agreement shall have been complied with and (iv) the Borrower shall have delivered to the ABL Agent an officer’s certificate certifying that the preceding conditions have been satisfied.

““Representative” means the agent, trustee, or other representative for the holders of the Secured Obligations of any Class designated pursuant to the applicable Loan Documents.

“Representative Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex I, appropriately completed.

“Responsible Officer” means with respect to the Borrower, the chief executive officer, president, chief financial officer, general counsel, treasurer or controller and any executive vice president (or any substantially similar office to any of the foregoing), or any other officer of the Borrower designated or authorized by any of the foregoing.

“Second Priority Documents” means, with respect to (a) the ABL Priority Collateral, the LC Loan Documents and (b) with respect to the LC Loan Priority Collateral, the ABL Loan Documents.

“Second Priority Lien” means any Lien on any Type of Common Collateral securing any Second Priority Obligation.

“Second Priority Obligations” means, subject to Section 1.3, (a) with respect to the ABL Priority Collateral, the LC Secured Obligations and (b) with respect to the LC Collateral, the ABL Secured Obligations. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a voidable transfer, fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties, the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred. Enforcement Expenses shall not be excluded from Second Priority Obligations regardless of whether such amounts are added to the principal balance of the loans pursuant to the Loan Documents governing the Second Priority Obligations.

“Second Priority Obligations Payment Date” means, with respect to (a) the LC Priority Collateral, the first date after the First Priority Obligations Payment Date with respect to such Common Collateral that is the date of the Payment in Full of LC Secured Obligations and (b) the LC Priority Collateral, the first date after the First Priority Obligations Payment Date with respect to such Common Collateral that is the date of the Payment in Full of LC Secured Obligations.

“Second Priority Permitted Actions” means the actions permitted to be taken by the Second Priority Secured Parties with respect to each Type of Common Collateral pursuant to Section 3.1(b) and Section 3.1(c).

“Second Priority Representative” means, with respect to each Type of Common Collateral, the collective reference to each Representative for the holders of the Second Priority Obligations with respect to such Common Collateral.

“Second Priority Secured Parties” means, with respect to each Type of Common Collateral, the Second Priority Representative and the holders of the Second Priority Obligations with respect to such Common Collateral.

“Second Priority Security Documents” means each agreement or document granting or purporting to grant a Lien on any Common Collateral to secure Second Priority Obligations.

“Second Priority Standstill Period” has the meaning specified in Section 3.1(b).

“Secured Obligations” means, collectively, the First Priority Obligations and the Second Priority Obligations.

“Secured Parties” means, collectively, the First Priority Secured Parties and the Second Priority Secured Parties.

“Security Documents” means, collectively, (i) the “Collateral Documents” (or like term) as defined in the ABL Credit Agreements and (ii) the “Security Documents” (or like term) as defined in the LC Credit Agreement.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Surviving ABL Obligations” has the meaning specified in Section 4.4(a).

“Term Loan Intercreditor Agreement” has the meaning specified in the ABL Credit Agreement.

“Term Loan Priority Collateral” means any and all present and future right, title and interest of the Grantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located to the extent constituting Common Collateral:

(a)all real estate assets and fixtures,

(b)all intellectual property, except to the extent provided in clause (d) of the definition of the term “ABL Priority Collateral”,

(c)all equity interests (other than, for the avoidance of doubt, cash equivalents),

(d)all permits and licenses related to any of the foregoing (including any permits or licenses related to the ownership or operation of real estate assets or fixtures),

(e)all deposit accounts and securities accounts maintained exclusively for identifiable proceeds of the foregoing or any other Term Loan Priority Collateral (it being understood that, to the extent that identifiable proceeds of Term Loan Priority Collateral are deposited in any deposit accounts or securities accounts that otherwise constitute ABL Priority Collateral, such identifiable proceeds shall constitute Term Loan Priority Collateral),

(f)all documents, documents of title, general intangibles, guarantees, instruments, investment property, commercial tort claims, letters of credit, supporting obligations and letter of credit rights, in each case that are not ABL Priority Collateral,

(g)all books, records and documents to the extent relating to the foregoing (including databases, customer lists and other records, whether tangible or electronic, which contain any information relating to any of the foregoing),

(h)all substitutions, replacements, accessions, products and proceeds (including insurance proceeds) of any of the foregoing in whatever form received, including claims against third parties, and

(i)all other Common Collateral not constituting ABL Priority Collateral.

“Type” when used to describe any Common Collateral means, as applicable, ABL Priority Collateral or LC Priority Collateral.

“Unasserted Contingent Obligations” means, at any time, with respect to any Class of Secured Obligations, Secured Obligations of such Class for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Secured Obligation of such Class and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Secured Obligations of such Class for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” means the United States of America.

1.2UCC Definitions.  Unless otherwise defined herein, the following terms are used herein as defined in Article 9 of the Uniform Commercial Code: accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment, general intangibles, instruments, investment property, inventory, letter of credit rights, payment intangibles, proceeds, securities accounts and supporting obligations. “Letters of credit” as used herein is as defined in Article 5 of the Uniform Commercial Code.

1.3Applicability of this Agreement.  Notwithstanding anything to the contrary herein, (i) upon the occurrence of the First Priority Obligations Payment Date with respect to a Type of Common Collateral, the Second Priority Obligations with respect to such Common Collateral (immediately prior to the First Priority Obligations Payment Date) shall be deemed to be the First Priority Obligations with respect to such Common Collateral for purposes of this Agreement and (ii) to the extent that the aggregate amount of any Class of Secured Obligations exceeds the Maximum Obligations Amount with respect to such Class, such excess shall not constitute First Priority Obligations or Second Priority Obligations hereunder, and shall be junior in Lien priority to all Secured Obligations.

SECTION 2.Lien Priorities.

2.1Subordination of Liens.

(a)Any and all Second Priority Liens now existing or hereafter created or arising, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all First Priority Liens now existing or hereafter created or arising, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such First Priority Liens are (A) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (B) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b)[Reserved.]

(c)No Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to any other Secured Party. No Second Priority Secured Party shall take, or cause to be taken, any action the purpose of which is to make any Second Priority Lien pari passu with or senior to the First Priority Lien. It is understood that nothing in this Section 2.1(c) is intended to prohibit any Second Priority Secured Party from exercising any rights expressly granted to it under this Agreement.

(d)Notwithstanding any failure by any Secured Party to perfect any or all of its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of any or all of the security interests in the Common Collateral granted to such Secured Party, the priority and rights as among the Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2Nature of Obligations.  Each of the ABL Agent, on behalf of the ABL Secured Parties and the LC Agent, on behalf of itself and the LC Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Common Collateral or the release of any Lien by the ABL Agent upon any portion of the Common Collateral in connection with a permitted disposition by the ABL Loan Parties under the ABL Credit Agreement and the LC Credit Agreement shall constitute an Enforcement Action under this Agreement and (ii) the terms of the Secured Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Secured Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Section 6) and without affecting the provisions hereof. The Lien priorities set forth in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of, or waiver, consent or accommodation with respect to any of the ABL Secured Obligations or the LC Secured Obligations, or any portion thereof.

Each Secured Party acknowledges that certain of the Secured Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of such Secured Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Secured Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the Secured Parties (except to the extent required under Section 6) and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of or waiver, consent or accommodation with respect to any Secured Obligations, or any portion thereof.

2.3Agreements Regarding Actions to Perfect Liens.

(a)With respect to each Type of Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of such Second Priority Representative or any other Second Priority Secured Party (or any agent or other representative thereof) shall be in form reasonably satisfactory to the First Priority Representative.

(b)[Reserved].

(c)With respect to each Type of Common Collateral, the First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over such Common Collateral pursuant to the First Priority Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties, but solely as gratuitous bailee or gratuitous agent, as applicable, to the extent required to perfect their security interest in such Common Collateral (such bailment or agency being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2), 9-313(c) and 9-314 of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide any Second Priority Representative or any other Second Priority Secured Party with respect to such Common Collateral with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Documents; provided that with respect to each Type of Common Collateral, subsequent to the occurrence of the First Priority Obligations Payment Date in each case at the Grantors’ sole cost and expense, (i) the First Priority Representative shall (A) deliver to the Second Priority Representative (and each Grantor hereby directs such First Priority Representative to so deliver), any stock certificates or promissory notes evidencing or constituting such Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (B) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs and (ii) in the case of any Common Collateral consisting of deposit accounts or securities accounts as to which the First Priority Representative has control pursuant to an account control agreement, the First Priority Representative and the applicable Grantor shall take such actions, if any, as are required to cause control over such Common Collateral to become vested in the Second Priority Representative; provided that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties, the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(d)Other than as set forth in the first proviso to the second sentence of the immediately preceding paragraph (c), any First Priority Secured Party with physical possession of or control over Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Common Collateral and, except for gross negligence or willful misconduct as determined in a final non-appealable order of a court of competent jurisdiction, each Second Priority Secured Party hereby waives and releases such Person from all claims and liabilities arising pursuant to such Person’s role as gratuitous bailee with respect to such Common Collateral.

2.4No New Liens. The parties hereto agree that there shall be no Lien, and no Grantor shall have any right to create any Lien, on any asset of such Grantor securing any Secured Obligation of such Grantor if such asset is not also subject to a Lien securing each other Secured Obligation of such Grantor, except that (a) nothing contained in this Section 2.4 shall preclude (i) the First Priority Secured Parties from being granted Adequate Protection Liens regardless of whether any Adequate Protection Liens are granted to the Second Priority Secured Parties or (ii) the Second Priority Secured Parties from being granted Adequate Protection Liens in accordance with Section 5.4 and (b) this Section 2.4 shall be inapplicable to any Lien securing obligations under any Bank Product Obligations and/or Letters of Credit (as defined in the ABL Credit Agreement and the LC Credit Agreement), and not any other obligations, that is permitted under each of the ABL Credit Agreements and the LC Credit Agreement. If any Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Grantor securing the Secured Obligations of such Grantor, which assets are not also subject to a Lien securing the other Secured Obligations of such Grantor as required by the first sentence of this Section 2.4, then such Secured Party shall, without the need for any further consent of any other Secured Party, and notwithstanding anything to the contrary in any Loan Document, be deemed to hold and have held such Lien for the benefit of the Secured Parties holding Secured Obligations that are required to have a Lien on such assets by the first sentence of this Section 2.4 (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1). In the event such Secured Party knows such assets are not subject to a Lien securing the other Secured Obligations of such Grantor as required by the first sentence of this Section 2.4, then such Secured Party shall promptly notify the other Secured Parties in writing of the existence of such Lien.

SECTION 3.Enforcement Rights.

3.1Exclusive Enforcement.

(a)With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue (or refrain from taking or continuing) any Enforcement Action with respect to such Common Collateral, without any consultation with or consent of any Second Priority Secured Party with respect to such Common Collateral; provided that the Second Priority Secured Parties with respect to any Common Collateral may exercise credit bidding rights with respect to such Common Collateral to the extent expressly permitted under Section 5.6(a). With respect to each Type of Common Collateral, upon the occurrence and during the continuance of an event of default under the First Priority Documents (and subject to the provisions of the First Priority Documents), the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the applicable First Priority Obligations and such Common Collateral in such order and manner as they may determine in their sole discretion.

(b)Notwithstanding Section 3.1(a), with respect to each Type of Common Collateral, the Second Priority Representative and the Second Priority Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Common Collateral after a period of 180 days has elapsed since the date on which the Second Priority Representative has delivered to the First Priority Representative written notice of the acceleration or non-payment at maturity of the indebtedness then outstanding under the Second Priority Documents (the “Second Priority Standstill Period”); provided, that, notwithstanding the expiration of the Second Priority Standstill Period or anything to the contrary herein, with respect to each Type of Common Collateral, in no event shall the Second Priority Representative or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to such Common Collateral if the First Priority Representative or any other First Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to all or a material portion of such Common Collateral (prompt written notice thereof to be given to the Second Priority Representative by the First Priority Representative). If any stay or other order prohibiting the exercise of remedies with respect to any Type of Common Collateral has been entered in connection with any Insolvency Proceeding or by a court of competent jurisdiction, the Second Priority Standstill Period with respect to such Common Collateral shall be tolled during the pendency of any such stay or other order.

(c)It is understood that Sections 3.1(a) and 3.1(b) do not restrict the following:

(i)in any Insolvency Proceeding commenced by or against any Grantor, the Second Priority Representative with respect to each Type of Common Collateral may file a claim or statement of interest with respect to such Type of Common Collateral;

(ii)the Second Priority Representative with respect to each Type of Common Collateral may take any action (not adverse to the priority or perfection status of the Liens securing the First Priority Obligations with respect to each Type of Common Collateral, or the rights of the First Priority Representative or the First Priority Secured Parties with respect to such Type of Common Collateral to exercise remedies in respect thereof) in order to create, preserve, perfect or protect (but not enforce) the Second Priority Lien on such Type of Common Collateral;

(iii)the Second Priority Secured Parties with respect to each Type of Common Collateral shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties with respect to such Type of Common Collateral, if any, in each case to the extent not inconsistent with the terms of this Agreement;

(iv)the Second Priority Secured Parties with respect to each Type of Common Collateral shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any bankruptcy, insolvency or similar law or applicable non-bankruptcy law, in each case to the extent not inconsistent with the terms of this Agreement; and

(v)the Second Priority Secured Parties with respect to each Type of Common Collateral shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency Proceeding or otherwise and make any arguments and motions that are, in each case, to the extent not inconsistent with the terms of this Agreement.

3.2Standstill and Waivers.

(a)With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, subject to Section 3.1(c) and except in connection with the taking of any Second Priority Permitted Actions, they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of such Common Collateral pursuant to an Enforcement Action (or pursuant to a sale, lease, exchange or transfer as a result of which the Second Priority Lien is automatically released pursuant to Section 4.2(a)) or any other Enforcement Action taken by or on behalf of the First Priority Representative or any other First Priority Secured Party;

(b)With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they have no right to (i) direct the First Priority Representative or any other First Priority Secured Party to take any Enforcement Action with respect to such Common Collateral or (ii) subject to Section 3.1(c) and except in connection with the taking of any Second Priority Permitted Actions, consent or object to the taking by the First Priority Representative or any other First Priority Secured Party of any Enforcement Action with respect to such Common Collateral or to the timing or manner thereof (or, to the extent it may have any such right described in this Section 3.2(b) as a junior lien creditor, they hereby irrevocably waive such right);

(c)With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding, except as otherwise provided herein, any claim against the First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the First Priority Representative nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any First Priority Secured Party with respect to such Common Collateral or pursuant to the First Priority Documents; provided that nothing in this Section 3.2(c) shall be construed to prevent or limit any party hereto from instituting any such suit or other proceeding to enforce the terms of this Agreement;

(d)With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not take any Enforcement Action with respect to such Common Collateral, except as otherwise permitted under the proviso to the first sentence of Section 3.1(a) or under Section 3.1(b) or Section 3.1(c);

(e)With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, such Common Collateral, in each case, except as otherwise permitted under the proviso to the first sentence of Section 3.1(a) or under Section 3.1(b) or Section 3.1(c); and

(f)With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees, for the benefit of the First Priority Representative and each other First Priority Secured Party, that until the First Priority Obligations Payment Date, they will not seek, and hereby waive any right, to have such Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Common Collateral, except as otherwise permitted under Section 3.1(b) or under Section 3.1(c).

3.3Judgment Creditors.  In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor in respect of its Second Priority Obligations (it being understood that any such party may exercise its rights and remedies as an unsecured creditor against the relevant Grantors in accordance with the terms of the Second Priority Documents and applicable law; provided that such exercise of rights or remedies is not inconsistent with this Agreement), such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations and the Second Priority Liens and the Second Priority Obligations, as applicable) to the same extent as all other Second Priority Liens (created pursuant to the Second Priority Documents), subject to this Agreement.

3.4Cooperation.

(a)With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that it shall take such actions as the First Priority Representative shall reasonably request in connection with an Enforcement Action by any First Priority Secured Party or the exercise by the First Priority Secured Parties of their rights set forth herein.

(b)With respect to each Type of Common Collateral, on the First Priority Obligations Payment Date the First Priority Representative for such Common Collateral agrees to take all reasonable actions in its power (with all costs and expenses in connection therewith to be for the account of the Grantors) to permit the Second Priority Representative for such Common Collateral to obtain, for the benefit of the Second Priority Secured Parties for such Common Collateral, a first priority security interest in such Common Collateral, including without limitation in connection with the terms of any collateral access agreement, deposit account control agreement or other third party agreement, whether with a landlord, processor, warehouse or other third party, and with respect to any such agreement delivered on or after the date hereof, the First Priority Representative for such Common Collateral shall notify the other parties thereto that it is no longer the “Secured Party Representative,” “Representative,” “Lender Representative” or “Notice Agent” or similar term or otherwise entitled to act under such agreement and shall confirm to such parties that the Second Priority Representative for such Common Collateral is thereafter the “Secured Party Representative,” “Representative,” “Lender Representative” or “Notice Agent” or similar term as any of such terms are used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

3.5No Additional Rights for the Grantors Hereunder

.  Except as provided in Section 3.6, if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party.

3.6Actions Upon Breach.

(a)With respect to each Type of Common Collateral, if any Second Priority Secured Party commences or participates in any action or proceeding against any Grantor in respect of such Common Collateral contrary to this Agreement, such Grantor, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b)With respect to each Type of Common Collateral, if any Second Priority Secured Party (or any agent or other representative thereof) in any way takes, attempts to take or threatens to take any action with respect to such Common Collateral (including, without limitation, any attempt to enforce any remedy on such Common Collateral) in violation of this Agreement, or fails to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of any Grantor) may obtain relief against such Second Priority Secured Party (or agent or other representative thereof), as the case may be, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each other Second Priority Secured Party that (i) the damages of the First Priority Secured Parties from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that any Grantor and/or the First Priority Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4.Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1Application of Proceeds; Turnover Provisions.

(a)All proceeds of ABL Priority Collateral (to the extent such ABL Priority Collateral constitutes Common Collateral) (including any interest earned thereon) received (i) in connection with any exercise of any Enforcement Action or other right or remedy (including set off) with respect to the ABL Priority Collateral, (ii) in connection with the sale or other disposition of all or any portion of the ABL Priority Collateral under Section 4.2, or (iii) following the commencement of any Insolvency Proceeding (including any distributions pursuant to a plan of reorganization in such Insolvency Proceeding), in each case, shall be distributed as follows:

first, to the ABL Agent with respect to the ABL Priority Collateral, to be applied in accordance with the Term Loan Intercreditor Agreement and ABL Credit Agreement until the Payment in Full of the ABL Secured Obligations shall have occurred;

second, to the LC Agent to be applied in accordance with the LC Credit Agreement  until the Payment in Full of the LC Secured Obligations shall have occurred;

third, to the payment in full in cash of the remaining ABL Secured Obligations;

fourth, to the payment in full in cash of the remaining LC Secured Obligations; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(b)All proceeds of the LC Priority Collateral (to the extent such LC Priority Collateral constitutes Common Collateral) (including any interest earned thereon) received (i) in connection with any exercise of any Enforcement Action or other right or remedy (including set off) with respect to the LC Priority Collateral, (ii) in connection with the sale or other disposition of all or any portion of the LC Priority Collateral under Section 4.2, or (iii) following the commencement of any Insolvency Proceeding (including any distributions pursuant to a plan of reorganization in such Insolvency Proceeding), in each case, shall be distributed as follows:

first, to the LC Agent to be applied in accordance with the Term Loan Intercreditor Agreement and the LC Credit Agreement until the Payment in Full of the LC Secured Obligations shall have occurred;

second, to the ABL Agent to be applied in accordance with the Term Loan Intercreditor Agreement and ABL Credit Agreement until the Payment in Full of the ABL Secured Obligations shall have occurred;

third, to the payment in full in cash of the remaining LC Secured Obligations;

fourth, to the payment in full in cash of the remaining ABL Secured Obligations; and

finally, to the relevant Grantor, or as a court of competent jurisdiction may direct.

(c)With respect to each Type of Common Collateral, until the occurrence of the First Priority Obligations Payment Date, no Second Priority Secured Party may accept any such Common Collateral, including any such Common Collateral constituting proceeds, in satisfaction, in whole or in part, of the Second Priority Obligations, in violation of Sections 4.1(a) or 4.1(b). Any Common Collateral, including any Common Collateral constituting proceeds, received by a Second Priority Secured Party that is not permitted to be received pursuant to the preceding sentence shall be segregated and held in trust and promptly turned over to the First Priority Representative with respect to such Common Collateral to be applied in accordance with Section 4.1(a) or 4.1(b), as the case may be, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable). Upon the turnover of such Common Collateral as contemplated by the immediately preceding sentence, the Second Priority Obligations purported to be satisfied by the payment of such Common Collateral shall be immediately reinstated in full as though such payment had never occurred.

4.2Releases of Lien.

(a)With respect to each Type of Common Collateral, upon any release, sale or disposition of such Common Collateral that results in the release of the First Priority Lien on such Common Collateral and that is (i) permitted pursuant to the terms of the First Priority Documents and not prohibited under the Second Priority Documents or (ii) effected pursuant to (A) an Enforcement Action or (B) any release, sale or disposition of all or any portion of such Common Collateral by a Grantor with the consent of the First Priority Representative with respect to such Common Collateral at any time that an Event of Default under the ABL Credit Agreement or LC Credit Agreement, as applicable, has occurred and is continuing, the Second Priority Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Priority Secured Parties) shall be automatically and unconditionally released.

(b)With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, the Second Priority Representative shall promptly execute and deliver such release documents and instruments, make such filing (including with any Secretary of State, the United States Patent and Trademark Office or the United States Copyright Office, as applicable) and shall take such further actions as the First Priority Representative shall reasonably request to evidence any release of the Second Priority Lien described in Section 4.2(a). With respect to each Type of Common Collateral, the Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name; provided that such power of attorney may only be exercised if the Second Priority Representative has not executed and delivered such release documents and instruments in a timely manner following a request from the First Priority Representative, and must be exercised in the

First Priority Representative’s reasonable discretion, solely for the purposes of carrying out the terms of Section 4.2(a), to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of Section 4.2(a), including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(c)In the event that Proceeds of ABL Priority Collateral are received by any Secured Party in connection with a sale, transfer or other disposition of Collateral that directly or indirectly involves some or all of the ABL Priority Collateral and some or all of the LC Priority Collateral (including, without limitation, pursuant to the sale or other disposition of a division or line of business or any Capital Stock of any Grantor) (it being understood and agreed that if a Grantor is sold or otherwise disposed of and such sale or other disposition is structured as a sale of equity interests, for purposes of this Agreement, such sale shall be treated as a sale of assets and the Proceeds shall be allocated as set forth in this Section 4.2), the portion of such Proceeds that shall be allocated as (i) proceeds of Accounts and Payment Intangibles shall be in an amount equal to the face amount of such Accounts and Payment Intangibles, (ii) proceeds of Inventory shall be an amount equal to the lesser of (A) the cost or market, calculated on a first-in, first-out basis, of such Inventory and (B) the appraised orderly liquidation value of such Inventory and (iii) proceeds of Equipment shall be in an amount equal to the appraised orderly liquidation value of such Equipment.

(d)For all purposes of this Agreement, ABL Priority Collateral and LC Priority Collateral shall include the Proceeds thereof received directly from such ABL Priority Collateral or LC Priority Collateral  including the sale or other disposition thereof; provided, that, (i) any property or asset purchased by any Grantor (whether purchased with proceeds of ABL Priority Collateral or LC Priority Collateral), shall not be traced and any such property or assets will either be ABL Priority Collateral or LC Priority Collateral based on the nature of such collateral and not the source of funds or other proceeds used to purchase such property or asset; and (ii) the foregoing shall not apply to (A) any property or asset purchased by any Grantor after the earlier of a Default (as defined in the ABL Credit Agreement or LC Credit Agreement) or a Default (as defined in the LC Credit Agreement) or (B) Accounts and Payment Intangibles that are the identifiable proceeds of the sale or other disposition of LC Priority Collateral or cash constituting identifiable proceeds of property that was LC Priority Collateral when such cash proceeds arose and are held in Deposit Accounts that contain solely such cash proceeds.

4.3Inspection Rights and Insurance.

(a)With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, any First Priority Secured Party and its representatives and invitees may, to the extent expressly permitted by the First Priority Documents, inspect, repossess, remove and otherwise deal with such Common Collateral, and, pursuant to an Enforcement Action, the First Priority Representative may advertise and conduct public auctions or private sales of such Common Collateral, in each case without notice (other than any notice required by law) to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b)Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien priority shall govern the ultimate disposition of casualty insurance proceeds and business interruption insurance proceeds. To effectuate the foregoing and to the extent provided by the applicable Loan Documents, the ABL Agent and the LC Agent shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Common Collateral hereunder. If any insurance claim includes both ABL Priority Collateral and LC Priority Collateral and the insurer will not settle such claim separately with respect to ABL Priority Collateral and LC Priority Collateral, if the ABL Agent and the LC Agent are

unable after negotiating in good faith to agree on the settlement for such claim, any of them (to the extent they have the right to direct the settlement of such claim under the applicable Loan Documents) may apply to a court of competent jurisdiction to make a determination regarding the allocation of proceeds of such insurance claim. All proceeds of such insurance shall be remitted to the extent required by the applicable Loan Documents to the ABL Agent or the LC Agent, as the case may be, and each of the ABL Agent and the LC Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1 hereof.

4.4Reserved.

SECTION 5.Insolvency Proceedings.

5.1Filing of Motions. With respect to each Type of Common Collateral, each of the First Priority Representative and the Second Priority Representative agrees on behalf of itself and the other First Priority Secured Parties and other Second Priority Secured Parties, respectively, that it shall not, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case to challenge, contest or otherwise object to the scope, validity, enforceability, perfection or priority of any Liens in respect of Secured Obligations held by any other Secured Party and no Secured Party shall support any other Person doing any of the foregoing.

5.2Financing Matters.

(a)If any Grantor becomes subject to any Insolvency Proceeding, and if the ABL Agent consents (or does not object) to the use of ABL Priority Collateral constituting Common Collateral (for the avoidance of doubt, including but not limited to the use of any such ABL Priority Collateral that is cash collateral) by any Grantor during any Insolvency Proceeding or provides financing to any Grantor under the Bankruptcy Code secured by ABL Priority Collateral, or consents (or does not object) to the provision of such financing to any Grantor by any third party (any such use of cash collateral or financing, whether provided by the First Priority Secured Parties with respect to the ABL Priority Collateral (or any of them) or any third party approved by ABL Agent, being referred to herein as an “ABL Priority DIP Financing”), then the LC Agent agrees, on behalf of itself and the other LC Secured Parties, that each such LC Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such ABL Priority Collateral or to such ABL Priority DIP Financing, (b) shall only request or accept adequate protection in connection with the use of such ABL Priority Collateral or such ABL Priority DIP Financing as permitted by Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens, and any Adequate Protection Liens provided in respect thereof (i) to the Liens on such ABL Priority Collateral securing such ABL Priority DIP Financing on the same terms and conditions as the First Priority Liens on such ABL Priority Collateral are subordinated to such Liens on such ABL Priority Collateral securing such ABL Priority DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection with respect to the ABL Priority Collateral provided to the ABL Agent, including, without limitation, Adequate Protection Liens on the ABL Priority Collateral provided to the ABL Secured Parties with respect to the ABL Priority Collateral and (iii) to any “carve-out” with respect to the ABL Priority Collateral for professional and United States Trustee fees agreed to by the ABL Agent or the other ABL Secured Parties and (d) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice; provided that, with respect to clauses (a) through (d) above,

(A)the aggregate principal amount of (1) any ABL Priority DIP Financing plus (2) the aggregate outstanding principal amount of the ABL Secured Obligations outstanding as of the date of the commencement of the Insolvency Proceeding shall not exceed the maximum principal amount permitted pursuant to clause (b) of the definition of “Maximum Obligations Amount”;

(B)LC Agent retains a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Collateral of the ABL Secured Parties as existed prior to the commencement of the case under the Bankruptcy Code (i.e., junior in priority to the Liens on the ABL Priority Collateral securing such ABL Priority DIP Financing and the ABL Secured Obligations, but senior in priority to the Liens on the LC Priority Collateral securing such ABL Priority DIP Financing and ABL Secured Obligations to the same extent as provided under Section 2.1);

(C)LC Agent receives additional or replacement Liens on all post-petition assets of any Grantor which are subject to an additional or replacement Lien to secure the ABL Priority DIP Financing with the same priority relative to the Liens of ABL Agent as existed prior to such Insolvency Proceeding to the extent LC Agent seeks such Liens and is entitled to such additional or replacement Liens under the Bankruptcy Code or other applicable debtor relief laws as determined by the Bankruptcy Court having jurisdiction over the case;

(D)such ABL Priority DIP Financing is subject to the terms of this Agreement; and

(E)as a condition of such ABL Priority DIP Financing, until the Payment in Full of LC Secured Obligations, (1) all proceeds of the LC Priority Collateral shall either (x) be remitted to LC Agent for application in accordance with Section 4.1 hereof or (y) only be used by Grantors subject to terms and conditions acceptable to LC Agent, and (2) no portion of the LC Priority Collateral shall be used to repay the ABL Secured Obligations outstanding as of the date of the commencement of any Insolvency Proceeding or any ABL Secured Obligations incurred thereafter pursuant to any such ABL Priority DIP Financing until the Payment in Full of LC Secured Obligations in accordance with Section 4.1.

(b)If any Grantor becomes subject to any Insolvency Proceeding, and if the LC Agent consents (or does not object) to the use of LC Priority Collateral constituting Common Collateral (for the avoidance of doubt, including but not limited to the use of any such LC Priority Collateral that is cash collateral) by any Grantor during any Insolvency Proceeding or provides financing to any Grantor under the Bankruptcy Code secured by LC Priority Collateral or consents (or does not object) to the provision of such financing to any Grantor by any third party (any such use of cash collateral or financing, whether provided by the LC Secured Parties with respect to the LC Priority Collateral (or any of them) or any third party, approved by LC Agent, being referred to herein as an “LC Priority DIP Financing”), then the ABL Agent agrees, on behalf of itself and the other ABL Secured Parties, that each such ABL Secured Party (a) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such LC Priority Collateral or to such LC Priority DIP Financing, (b) shall only request or accept adequate protection in connection with the use of such LC Priority Collateral or such LC Priority DIP Financing as permitted by Section 5.4 below, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens and any Adequate Protection Liens provided in respect thereof (i) to the Liens on such LC Priority Collateral securing such LC Priority DIP Financing on the same terms and conditions as the First Priority Liens on such LC Priority Collateral are subordinated to such Liens on such LC Priority Collateral securing such LC Priority DIP Financing (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection with respect to the LC Priority Collateral provided to the LC Secured Parties with respect to the LC Priority Collateral, including, without limitation, Adequate Protection Liens on the LC Priority Collateral provided to the LC Secured Parties with respect to the LC Priority Collateral and (iii) to any “carve-out” with respect to the LC Priority Collateral for professional and United States Trustee fees agreed to by the LC Agent or the other LC Secured Parties and (d) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice; provided that, with respect to clauses (a) through (d) above,

(A)the aggregate principal amount of (1) any LC Priority DIP Financing plus (2) the aggregate outstanding principal amount of the LC Secured Obligations outstanding as of the date of the commencement of the Insolvency Proceeding shall not exceed the maximum principal amount permitted pursuant to clause (a) of the definition of “Maximum Obligations Amount”;

(B)ABL Agent retains a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Collateral of LC Agent as existed prior to the commencement of the case under the Bankruptcy Code (i.e., junior in priority to the Liens on the LC Priority Collateral securing such LC Priority DIP Financing and the LC Secured Obligations, but senior in priority to the Liens on the ABL Priority Collateral securing such LC Priority DIP Financing and the LC Secured Obligations to the same extent as provided under Section 2.1);

(C)ABL Agent receives additional or replacement Liens on all post-petition assets of any Grantor which are subject to an additional or replacement Lien to secure the LC Priority DIP Financing with the same priority relative to the Liens of LC Agent as existed prior to such Insolvency Proceeding to the extent ABL Agent seeks such Liens and is entitled to such additional or replacement Liens under the Bankruptcy Code or other applicable debtor relief laws as determined by the Bankruptcy Court having jurisdiction over the case;

(D)such LC Priority DIP Financing is subject to the terms of this Agreement; and

(E)as a condition of such LC Priority DIP Financing, until the Payment in Full of ABL Secured Obligations, (1) all proceeds of the ABL Priority Collateral shall either (x) be remitted to ABL Agent for application in accordance with Section 4.1 hereof or (y) only be used by Grantors subject to terms and conditions acceptable to ABL Agent, and (2) no portion of the ABL Priority Collateral shall be used to repay the LC Secured Obligations outstanding as of the date of the commencement of any Insolvency Proceeding or any LC Secured Obligations incurred thereafter pursuant to any such LC Priority DIP Financing until the Payment in Full of ABL Secured Obligations in accordance with Section 4.1.

(c)No ABL Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the ABL Priority DIP Financing secured by Liens equal or senior in priority to the Liens on the LC Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) securing the LC Secured Obligations, without the prior written consent of LC Agent.  No LC Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the LC Priority DIP Financing secured by Liens equal or senior in priority to the Liens on the ABL Priority Collateral (including any assets or property arising after the commencement of a case under the Bankruptcy Code) securing the ABL Secured Obligations, without the prior written consent of ABL Agent.  For purposes hereof, all references to Collateral shall include any assets or property of the Grantors arising after the commencement of any Insolvency Proceeding that are subject to the Liens of Agents.

5.3Relief From the Automatic Stay.  With respect to each Type of Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will (i) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in violation thereof, or support any other Person seeking such relief or taking such action, in each case in respect of such Common Collateral, without the prior written consent of the First Priority Representative or (ii) object to, contest, or support any other Person objecting to or contesting, any relief from the automatic stay or from any other stay in any Insolvency Proceeding requested by any First Priority Secured Party.

5.4Adequate Protection.  With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or any other First Priority Secured Party for adequate protection with respect to such Common Collateral, including, without limitation, in the form of Adequate Protection Liens, superpriority claims, interest, fees, expenses or other amounts or (ii) any objection by the First Priority Representative or any other First Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection to the First Priority Secured Parties with respect to such Common Collateral or (iii) the payment of principal, interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or otherwise with respect to such Common Collateral. Notwithstanding anything contained in this Agreement, (1) in any Insolvency Proceeding, the Second Priority Representative and the other Second Priority Secured Parties, in each case with respect to each Type of Common Collateral, may seek, support, accept or retain adequate protection (A) only if the First Priority Secured Parties with respect to such Common Collateral are granted adequate protection that includes Adequate Protection Liens on additional collateral and superpriority claims and such First Priority Secured Parties do not object to the adequate protection being provided to them and (B) solely in the form of (x) Adequate Protection Liens on the same additional collateral, subordinated to the Adequate Protection Liens granted to the First Priority Representative or any other First Priority Secured Party and the Liens securing any DIP Financing provided by, or consented to by (including via non-objection), the First Priority Secured Parties with respect to such Common Collateral on the same basis as the other Second Priority Liens on such Common Collateral, are so subordinated to the First Priority Liens on such Common Collateral under this Agreement, (y) superpriority claims subordinated (but only to the extent such superpriority claims are satisfied from the proceeds of the Common Collateral on which the First Priority Secured Parties have First Priority Liens) to the superpriority claims granted to the First Priority Secured Parties and (z) non-monetary adequate protection that is customarily provided in an Insolvency Proceeding, including, without limitation, in the form of the provision of information and the ability to monitor such Common Collateral and (2) with respect to each Type of Common Collateral, in the event any Second Priority Secured Party receives adequate protection in the form of Adequate Protection Liens, then the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, (i) consents to the First Priority Representative having a senior Adequate Protection Lien on such additional collateral as security for the First Priority Obligations and that any Adequate Protection Liens granted to the Second Priority Secured Parties on any additional collateral shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any DIP Financing provided by, or consented to by (including via non-objection), the First Priority Secured Parties with respect to such Common Collateral (and all obligations relating thereto) and any Adequate Protection Liens granted to the First Priority Secured Parties, with such subordination to be on the same terms that the other Second Priority Liens are subordinated to such First Priority Liens under this Agreement, and (ii) agrees that, if the bankruptcy court does not grant the First Priority Secured Parties a senior Adequate Protection Lien on such additional collateral, then the Second Priority Secured Parties shall be deemed to hold and have held their Adequate Protection Lien on such additional collateral for the benefit of the First Priority Secured Parties (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1) and, until the First Priority Obligations Payment Date, any distributions in respect of such additional collateral received by the Second Priority Secured Parties shall be segregated and held in trust and promptly turned over to the First Priority Representative to repay the First Priority Obligations. To the extent so authorized by a court of competent jurisdiction, upon the turnover of such distributions as contemplated by the immediately preceding sentence, the Second Priority Obligations purported to be satisfied by such distributions shall be immediately reinstated in full as though such payment had never occurred.

5.5Avoidance Issues.

(a)With respect to each Type of Common Collateral, if any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Grantor, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties with respect to each Type of Common Collateral agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation with respect to such Common Collateral made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

(b)With respect to each Type of Common Collateral, if any Grantor receives a Recovery from any Second Priority Secured Party, whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Second Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the Second Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

5.6Asset Dispositions in an Insolvency Proceeding.

(a)With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that (i) none of them shall, in an Insolvency Proceeding, object to or oppose (or support any Person in objecting to or opposing) any sale or disposition of any such Common Collateral that is supported by the First Priority Secured Parties, and (ii) they will be deemed to have consented under section 363 of the Bankruptcy Code (and otherwise) to any such sale supported by the First Priority Secured Parties free and clear of the Liens of the Second Priority Representative and the other Second Priority Secured Parties or other claims under Sections 363, 365 or 1129 of the Bankruptcy Code (and including any motion for bid procedures or other procedures related to the sale or disposition); provided that (A) the Lien of the Second Priority Representative shall remain in place with respect to any proceeds of any such sale or disposition that are not applied to the repayment of the First Priority Obligations and (B) the Second Priority Representative and the Second Priority Secured Parties shall be entitled to seek and exercise credit bid rights in respect of any such sale or disposition so long as the First Priority Obligations Payment Date shall occur upon consummation of such sale or disposition; provided that the Second Priority Secured Parties shall not be deemed to have agreed to any credit bid by other Secured Parties in connection with a single sale of both ABL Priority Collateral and LC Priority Collateral.

(b)[Reserved.]

(c)If a single sale or disposition of Common Collateral in an Insolvency Proceeding includes both ABL Priority Collateral and LC Priority Collateral, the allocation of proceeds shall be as provided in Section 4.2(c)(including any sale of equity interests as provided therein).

5.7Separate Grants of Security and Separate Classification.  ABL Agent, on behalf of itself and the ABL Secured Parties, and the LC Agent, on behalf of itself and the LC Secured Parties, acknowledges and agrees that (i) the grant of Liens on the Common Collateral securing the ABL Secured Obligations constitutes a separate and distinct grant of Liens from the grant of Liens on such Common Collateral securing the LC Secured Obligations and (ii) because of, among other things, their differing rights in such Common Collateral, each of the ABL Secured Obligations and LC Secured Obligations is fundamentally different and must be separately classified in any plan of reorganization proposed or confirmed in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if a court of competent jurisdiction holds that the claims of the ABL Secured Parties and/or the claims of LC Secured Parties in respect of any Type of Common Collateral constitute more than one secured claim (rather than separate classes of first, second and third priority secured claims), then the Secured Parties in respect of such Common Collateral hereby acknowledge and agree that all distributions shall be made as if there were separate classes of first and second priority secured claims against the relevant Grantors in respect of such Common Collateral (with the effect being that, to the extent that the aggregate value of such Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties with respect to such Common Collateral shall be entitled to receive, in addition to distributions to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest (at the applicable non-default rate) before any distribution is made in respect of the claims held by the Second Priority Secured Parties), with the Second Priority Secured Parties with respect to such Common Collateral hereby acknowledging and agreeing to turn over to the First Priority Secured Parties with respect to such Common Collateral distributions otherwise received or receivable by them in respect of such Common Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties with respect to such Common Collateral.

5.8Plans of Reorganization.

(a)With respect to each Type of Common Collateral, if the claims of the First Priority Secured Parties and the claims held by the Second Priority Secured Parties constitute only one secured claim pursuant to any plan of reorganization proposed in an Insolvency Proceeding (rather than separate classes of first and second priority secured claims), notwithstanding the objection to, and vote against, such plan by such Secured Parties in accordance with Section 5.7, no Second Priority Secured Party shall support or vote its applicable claims in respect of its Secured Obligations in favor of such plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (A) pays off, in cash in full, all First Priority Obligations or (B) is supported by the First Priority Representative. If any such Second Priority Secured Party with respect to any Type of Common Collateral votes its applicable claims in respect of its Secured Obligations in favor of any plan or reorganization in violation of this Section 5.8(a), such Second Priority Secured Party irrevocably agrees that such vote shall be deemed unauthorized, void and of no force and effect and the First Priority Representative shall be, and shall be deemed, such party’s “authorized agent” under Bankruptcy Rules 3018(c) and 9010, and that the First Priority Representative shall be authorized and entitled to withdraw such vote and submit a superseding ballot on behalf of such Second Priority Secured Party that is consistent herewith.

(b)If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of ABL Secured Obligations and on account of LC Secured Obligations, then, to the extent the debt obligations distributed on account of the ABL Secured Obligations and on account of the LC Secured Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

5.9Other Matters.  With respect to each Type of Common Collateral, to the extent that the Second Priority Representative or any other Second Priority Secured Party has or acquires rights under section 363 or section 364 of the Bankruptcy Code with respect to any of such Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, not to assert any of such rights without the prior written consent of the First Priority Representative with respect to such Common Collateral; provided that if requested by the First Priority Representative, the Second Priority Representative with respect to such Common Collateral shall timely exercise such rights in the manner requested by such First Priority Representative, including any rights to payments in respect of such rights.

5.10No Waiver of Rights of First Priority Secured Parties.  With respect to each Type of Common Collateral, nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party other than any action taken by such Second Priority Secured Party, as the case may be, that is expressly permitted by this Agreement.

5.11Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. Upon the commencement of an Insolvency Proceeding, all references in this Agreement to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding, and the rights and obligations hereunder of the First Priority Secured Parties and the Second Priority Secured Parties with respect to each Type of Collateral shall be fully enforceable as between such parties regardless of the pendency of Insolvency Proceedings or any related limitations on the enforcement of this Agreement against any Grantor.  Notwithstanding Section 1129(b)(1) of the Bankruptcy Code, the relative rights of the LC Secured Parties and the LC Secured Parties in or to any distributions from or in respect of any Collateral or Proceeds shall continue after the commencement of any Insolvency Proceeding involving any Grantor, including the filing of any petition by or against any Grantor under the Bankruptcy Code and all converted cases and subsequent cases, on the same basis as prior to the date of such commencement, subject to any court order approving the financing of, or use of cash collateral by, any Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. References to Collateral in this Agreement shall include assets of the Grantors that but for the application of Section 552 of the Bankruptcy Code would constitute LC Priority Collateral or LC Priority Collateral.

SECTION 6.Matters Relating to Loan Documents.

6.1General.

(a)ABL Agent, on behalf of itself and the ABL Secured Parties and the LC Agent, on behalf of itself and the LC Secured Parties, and each Grantor agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents or the Second Priority Documents in violation of this Agreement.

(b)With respect to each Type of Common Collateral, until the First Priority Obligations Payment Date, in the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with each First Priority Security Document as so amended, and each Second Priority Security Document as so amended, continuing to be subject to the terms hereof); provided that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative by the First Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof or cause a default by any Grantor under the Loan Documents.

6.2Restrictions on Refinancings.

(a)The indebtedness under the ABL Credit Agreement may be Refinanced, in whole but not in part, with the same or different lenders or Representatives in a Refinancing, without the consent of the LC Agent or the holders of the LC Secured Obligations; provided that (i) the holders of any indebtedness resulting from such Refinancing (or the Representative thereof) shall have become bound in writing to the terms of this Agreement in the manner set forth in Section 10 (and shall have delivered a copy of the Representative Joinder Agreement pursuant to which such holders or such Representative shall have become bound to the terms of this Agreement to each other party to this Agreement in the manner provided for notices set forth in Section 11.7) and (ii) no such Refinancing shall have the effect of increasing the sum of the principal amount of ABL Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the ABL Secured Obligations.

(b)The indebtedness under the LC Credit Agreement may be Refinanced, in whole but not in part, with the same or different lenders or Representatives in a Refinancing, without the consent of the ABL Agent or the holders of the ABL Secured Obligations; provided that (i) the holders of any indebtedness resulting from such Refinancing (or the Representative thereof) shall have become bound in writing to the terms of this Agreement in the manner set forth in Section 10 (and shall have delivered a copy of the Representative Joinder Agreement pursuant to which such holders or such Representative shall have become bound to the terms of this Agreement to each other party to this Agreement in the manner provided for notices set forth in Section 11.7) and (ii) no such Refinancing shall have the effect of increasing the sum of the LC Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the ABL Secured Obligations.

6.3Restrictions on Amendments, Supplements and Modifications.

(a)The ABL Loan Documents may be amended, amended and restated, supplemented or otherwise modified in accordance with their terms; provided, that no such amendment, supplement or modification shall, without the consent of the LC Agent, have the effect of:

(i)increasing the principal amount of ABL Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the ABL Secured Obligations, or

(ii)changing the final scheduled date for repayment of the loans outstanding or permitted to be outstanding under the ABL Credit Agreement to an earlier date.

(b)The LC Documents may be amended, amended and restated, supplemented or otherwise modified in accordance with their terms; provided, that no such amendment, supplement or modification shall, without the consent of the ABL Agent have the effect of:

(i)increasing the principal amount of LC Secured Obligations then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the LC Secured Obligations,

(ii)changing the final scheduled date for repayment of any loans (or any tranche or class thereof) outstanding or permitted to be outstanding under the LC Credit Facility Agreement to an earlier date,

(iii)modifying the terms of (a) mandatory prepayment provisions, including, without limitation, excess cash flow sweeps or any other mandatory prepayments of principal or (b) amortization, in each case of or under the LC Credit Facility Agreement, in a manner that increases the amount or frequency of any of such payments, or requires additional mandatory prepayments or excess cash flow sweeps or limits the rights of Grantors with respect thereto.

For the avoidance of doubt, this Section 6.3 shall not apply to any ABL Priority DIP Financing or LC Priority DIP Financing.

SECTION 7.Reserved.

SECTION 8.Reliance; Waivers; etc.

8.1Reliance.  The First Priority Documents and the Second Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. With respect to each Type of Common Collateral, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the other Secured Parties.

8.2No Warranties or Liability.  Each of the First Priority Representative and the Second Priority Representative with respect to each Type of Common Collateral acknowledge and agree that none of them has made any representation or warranty to each other with respect to the execution, validity, legality, completeness, collectability or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, each of the First Priority Representative and the Second Priority Representative with respect to each Type of Common Collateral will be entitled to manage and supervise their respective extensions of credit to any Grantor in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Grantor with the terms and conditions of any of the First Priority Documents or any of the Second Priority Documents.

SECTION 9.Obligations Unconditional.

All rights, agreements and obligations of the First Priority Representative and First Priority Secured Parties and the Second Priority Representative and the Second Priority Secured Parties, in each case with respect to each Type of Common Collateral, and the Grantors hereunder, to the extent applicable, shall remain in full force and effect irrespective of:

(i)any lack of validity or enforceability of any First Priority Document or Second Priority Document;

(ii)any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations or Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing, replacement, refunding or restatement of any First Priority Document or Second Priority Document;

(iii)any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any Refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or Second Priority Obligations or any guarantee or guaranty thereof; or

(iv)any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of (a) the First Priority Obligations (other than a defense that the First Priority Obligations have been paid in full) or (b) the Second Priority Obligations (other than a defense that the Second Priority Obligations have been paid in full) or of any of the First Priority Representative, Second Priority Representative or any Grantor, to the extent applicable, in respect of this Agreement.

SECTION 10.Additional LC Secured Obligations and LC Secured Obligations.

The Borrower may from time to time, subject to any limitations contained in the ABL Loan Documents and the LC Documents in effect at such time, designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Grantors that would, if such Liens were granted, constitute Common Collateral as ABL Secured Obligations or LC Secured Obligations, by delivering to each Representative party hereto at such time a certificate of a Responsible Officer:

(i)describing the indebtedness and other obligations being designated as ABL Secured Obligations or LC Secured Obligations (as the case may be) and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(ii)in the case of ABL Secured Obligations, confirming that such obligations shall be First Priority Obligations with respect to the ABL Priority Collateral and Second Priority Obligations with respect to the LC Priority Collateral;

(iii)in the case of LC Secured Obligations, confirming that such obligations shall be First Priority Obligations with respect to the LC Priority Collateral and Second Priority Obligations with respect to the ABL Priority Collateral;

(iv)identifying the Person that serves as the Representative with respect to such indebtedness and related obligations;

(v)certifying that the incurrence of such ABL Secured Obligations or LC Secured Obligations (as the case may be), the creation of the Liens securing such ABL Secured Obligations or LC Secured Obligations (as the case may be) and the designation of such indebtedness and related obligations as ABL Secured Obligations or LC Secured Obligations (as the case may be) hereunder (A) do not violate or result in a default under any provision of any ABL Loan Document or LC Document in effect at such time and (B) would not have the effect of increasing the principal amount of ABL Secured Obligations or LC Secured Obligations, as the case may be, then outstanding or permitted to be outstanding to an amount that exceeds the Maximum Obligations Amount with respect to the ABL Secured Obligations or LC Secured Obligations, as applicable; and

(vi)attaching a fully completed Representative Joinder Agreement executed and delivered by the Representative with respect to such ABL Secured Obligations or LC Secured Obligations (as the case may be).

Upon the delivery of such certificate and the related attachments as provided above, the obligations designated in such notice shall become ABL Secured Obligations or LC Secured Obligations, as applicable, for all purposes of this Agreement.

In the event of any conflict or inconsistency between the provisions of this Section 10 and the provisions of Section 11.3(b), the provisions of this Section 10 shall govern.

SECTION 11.Miscellaneous.

11.1Conflicts.  Except as otherwise provided herein, in the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

11.2Continuing Nature of Provisions.  This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligations Payment Date and the Second Priority Obligations Payment Date shall have occurred with respect to each Type of Common Collateral. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Grantor on the faith hereof.

11.3Amendments; Waivers.

(a)No amendment or modification of any of the provisions of this Agreement (other than pursuant to a Representative Joinder Agreement or a Grantor Joinder Agreement) shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative and, in the case of amendments or modifications that could reasonably be expected to affect the rights or interests of any Grantor, the Borrower.

(b)It is understood that the ABL Agent and the LC Agent, without the consent of any other Secured Party, may in their discretion determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate to facilitate having additional indebtedness or other obligations (“Additional Debt”) of any of the Grantors become ABL Secured Obligations or LC Secured Obligations, as the case may be, under this Agreement, which supplemental agreement shall specify whether such Additional Debt constitutes ABL Secured Obligations or LC Secured Obligations; provided that such Additional Debt is permitted to be incurred by the ABL Credit Agreement and the LC Credit Facility Agreement, and is permitted by said Agreements to be subject to the provisions of this Agreement as ABL Secured Obligations or LC Secured Obligations, as applicable.

11.4Information Concerning Financial Condition of the Borrower and the other Grantors.  With respect to each Type of Common Collateral, the First Priority Representative, on behalf of itself and the other First Priority Secured Parties and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, hereby agree that each Secured Party assumes responsibility for keeping itself informed of the financial condition of the relevant Grantors and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. With respect to each Type of Common Collateral, the First Priority Representative, on behalf of itself and the other First Priority Secured Parties and the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

11.5Term Loan Intercreditor Agreement.  Notwithstanding anything to the contrary set forth in the Term Loan Intercreditor Agreement, with respect to rights and remedies of any of the ABL Secured Parties and the LC Secured Parties, as between each other, in the event of any conflict or inconsistency with the terms and conditions set forth herein with respect to the Collateral, as between the ABL Secured Parties and the LC Secured Parties, the terms of this Agreement shall govern and control.

11.6Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.7Jurisdiction; Consent to Service of Process; Process Agent.

(a)EACH PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN

PARAGRAPH (a) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.7. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.8Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth on Schedule 1 to this Agreement or, as to each party, at such other address as may be designated by such party in a written notice to each of the other parties hereto.

11.9Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and the Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral or any Type thereof. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.

11.10Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

11.11Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.12Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

11.13Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.14Additional Grantors.  The Borrower and each other Grantor on the date of this Agreement will constitute the original Grantors party hereto. The original Grantors will cause each Person that becomes a Grantor after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a Grantor Joinder Agreement to each of the ABL Agent and the LC Agent. The parties hereto agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.

as Representative with respect to the
ABL Credit Agreement

By:	/s/ Matthew T. O’Keefe
Name: Matthew T. O’Keefe
Title: Senior Vice President

BANK OF AMERICA, N.A.

as Representative with respect to the
LC Credit Agreement

By:	/s/ Matthew T. O’Keefe
Name: Matthew T. O’Keefe
Title: Senior Vice President

[Signature Page to LC Facility Intercreditor Agreement (Kodak)]

EASTMAN KODAK COMPANY

By:	/s/ David E. Bullwinkle
Name: David E. Bullwinkle
Title: Chief Financial Officer and Senior Vice
President

EASTMAN KODAK INTERNATIONAL CAPITAL COMPANY, INC.
FAR EAST DEVELOPMENT LTD.
KODAK (NEAR EAST), INC.
KODAK AMERICAS, LTD.
KODAK PHILIPPINES, LTD.

By:	/s/ Roger W. Byrd
Name: Roger W. Byrd
Title: Secretary

[Signature Page to LC Facility Intercreditor Agreement (Kodak)]

Schedule 1

Notices

Notices to Bank of America, N.A., as Representative with respect to the ABL Credit Agreement:

Bank of America, N.A.
100 Federal Street
MA5-100-09-12
Boston, MA 02110
Attn: Matthew T. O’Keefe
Senior Vice President

with a copy to:

Otterbourg P.C.
230 Park Avenue
New York, NY 10169
Attention: David Morse
Fax: 212-682-6104
Email: dmorse@otterbourg.com

Notices to Bank of America, N.A., as Representative with respect to the LC Credit Agreement:

Bank of America, N.A.
100 Federal Street
MA5-100-09-12
Boston, MA 02110
Attn: Matthew T. O’Keefe
Senior Vice President

with a copy to:

Otterbourg P.C.
230 Park Avenue
New York, NY 10169
Attention: David Morse
Fax: 212-682-6104
Email: dmorse@otterbourg.com

Notices to Borrower and the other Grantors party hereto:

Eastman Kodak Company

343 State Street

Rochester, NY 14650

Attn: General Counsel

Tel: 585-726-3536

Email:Roger.Byrd@kodak.com

Website: www.kodak.com

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10005

Attn: S. Neal McKnight
Email: mcknightn@sullcrom.com

Annex I

[FORM OF] REPRESENTATIVE JOINDER AGREEMENT NO. [_] dated as of [___], 20[__] (the “Representative Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of February 26, 2021 (the “Intercreditor Agreement”), BANK OF AMERICA, N.A., as Representative with respect to the ABL Credit Agreement, and BANK OF AMERICA, N.A., as Representative with respect to the LC Credit Agreement, EASTMAN KODAK COMPANY (the “Borrower”), and each of the other Grantors party thereto.

A.Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.The Borrower and/or one or more of the other Grantors proposes to issue or incur additional [ABL Secured Obligations] [LC Secured Obligations] and the Person identified in the signature pages hereto as the “Representative” (the “Additional Representative”) will serve as the agent, trustee, or other representative for the holders of such [ABL Secured Obligations] [LC Secured Obligations]. The [ABL Secured Obligations] [LC Secured Obligations] are being designated as such by the Borrower in accordance with Section 10 of the Intercreditor Agreement.

C.Accordingly, the Additional Representative and the Borrower agree as follows, for the benefit of the Additional Representative, the Borrower and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Representative (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Representative for the holders of the additional [ABL Secured Obligations] [LC Secured Obligations]  (the “Additional Secured Parties”), (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the additional [ABL Secured Obligations] [LC Secured Obligations], to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Representative under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the Additional Representative. The Additional Representative represents and warrants to each other Representative and to the Secured Parties that (a) it has full power and authority to enter into this Representative Joinder Agreement, in its capacity as the Representative with respect to the additional [ABL Secured Obligations] [LC Secured Obligations], (b) this Representative Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Representative Joinder Agreement and (c) the [ABL Loan Documents] [LC Loan Documents]  relating to such additional [ABL Secured Obligations] [LC Secured Obligations]  provide that, upon the Additional Representative’s entry into this Representative Joinder Agreement, the secured parties in respect of such additional [ABL Secured Obligations] [LC Secured Obligations]  will be subject to and bound by the provisions of the Intercreditor Agreement.

Section 3. Counterparts. This Representative Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Representative Joinder Agreement that bears the signature of the Additional Representative. Delivery of an executed counterpart of a signature page to this Representative Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Representative Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS REPRESENTATIVE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Severability. In the event any one or more of the provisions contained in this Representative Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.7 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Representative shall be given to it at the address set forth under its signature hereto, which information supplements Section 11.7 of the Intercreditor Agreement.

Section 8. Expenses. The Borrower agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Representative Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Representative has duly executed this Representative Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL REPRESENTATIVE], as REPRESENTATIVE with respect to [NAME OF AGREEMENT] and holders of the [    ] Secured Obligations thereunder

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

BANK OF AMERICA, N.A., as
    Representative with respect to the
    ABL Credit Agreement

By:
Name:
Title:

BANK OF AMERICA, N.A., as
    Representative with respect to the
    LC Credit Agreement

By:
Name:
Title:

[EACH OTHER REPRESENTATIVE], as Representative with respect to [the [__] Agreement]
By:
Name:
Title:

Annex II

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [_] dated as of [___], 20[__] (the “Grantor Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of February 26, 2021 (the “Intercreditor Agreement”), BANK OF AMERICA, N.A., as Representative with respect to the ABL Credit Agreement, and BANK OF AMERICA, N.A., as Representative with respect to the LC Credit Agreement, EASTMAN KODAK COMPANY (the “Borrower”), and each of the other Grantors party thereto.

A.Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.[____], a Subsidiary of the Borrower (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure [ABL Secured Obligations] [LC Secured Obligations]  and such Additional Grantor is not a party to the Intercreditor Agreement.

C.The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

Accordingly, the Additional Grantor agrees as follows, for the benefit of the Representatives, the Borrower and each other party to the Intercreditor Agreement:

Section 1. Accession to the Intercreditor Agreement. The Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgment of the Additional Grantor. The Additional Grantor represents and warrants to each Representative and to the Secured Parties that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each other Representative shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed counterpart of a signature page to this Grantor Joinder Agreement by telecopy or electronic image scan transmission (such as a “pdf” file) shall be effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement.

Section 4. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

Section 5. Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Severability. In the event any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 11.7 of the Intercreditor Agreement.

Section 8. The Additional Grantor agrees to reimburse each Representative for its reasonable out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for each Representative.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]
By:
Name:
Title:

Acknowledged by:

BANK OF AMERICA, N.A., as Representative with respect to the ABL Credit Agreement
By:
Name:
Title:

BANK OF AMERICA, N.A., as Representative with respect to the LC Credit Agreement
By:
Name:
Title:

[EACH OTHER REPRESENTATIVE], as Representative with respect to [the [__] Agreement]
By:
Name:
Title: